Targeted Medical Pharma, Inc. 8-K

EXHIBIT 10.15

[FORM OF]
TARGETED MEDICAL PHARMA, INC.
STOCK INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
(TIME-BASED AND PERFORMANCE-BASED VESTING)1

1.           Grant of Restricted Shares.  Pursuant to this Restricted Stock Agreement (this “Agreement”), Targeted Medical Pharma, Inc., a Delaware corporation (the "Company"), grants to _____________________ (the “Grantee”), effective [DATE] (the "Grant Date"), a restricted stock award (the “Restricted Stock Award”) of  ________________ shares of the Company's common stock (“Common Stock” or “Shares”).  The Restricted Stock Award is granted pursuant to the Company's 2011 Incentive Stock Plan (the “Plan”), and is subject to the terms, conditions and restrictions of this Agreement and of the Plan.   Capitalized terms used and not otherwise defined in this Agreement have the meanings given such terms in the Plan.  The Shares subject to the Restricted Stock Award are referred to collectively as the “Restricted Shares.”

2.           Basic Terms of Restricted Shares.

(a)           Restrictions.  The Shares granted hereby are non-transferrable and subject to forfeiture until they become “Vested” pursuant to the schedules set forth below.   Shares, once Vested, shall be fully tradable, subject to applicable securities laws. Except as otherwise expressly provided in this Agreement, Restricted Shares that have not become Vested in accordance with Section 2(b) below, may not be Transferred in whole or in part and are subject to forfeiture upon  Grantee’s Separation from Service with the Company.  As used in this Agreement:

(i)  the term “Transfer” means and includes any sale, assignment, transfer, pledge, hypothecation, or other encumbrance or disposition of all or any portion of or interest in any Restricted Shares;

(ii)  the term “Vest” or “Vested” means, with respect to all or a portion of the Restricted Shares, the lapse or removal of the Restrictions; and

(iii)  the term “Restrictions” means the Transfer restrictions and forfeiture conditions applicable to Restricted Shares under this Agreement and the Plan.

(b)           Vesting Schedule.  Except as otherwise provided in this Agreement and subject to the continuous employment of the Grantee with the Company until the date on which the Restricted Shares are scheduled to Vest, [   ] of the Restricted Shares shall Vest on the [VESTING DESCRIPTION] (the “Time-Based Restricted Shares”) as illustrated in the following table:

DATE	NUMBER OF RESTRICTED SHARES THAT BECOME VESTED2
[DATE]	[RESERVED]

The remainder of the Restricted Shares shall vest upon the satisfaction of the conditions contained in Schedule A attached hereto (the “Performance-Based Restricted Shares”).

The Grantee shall provide any signatures and instruments of transfer with respect to the certificates held in escrow by the Secretary to permit cancellation of such legended certificates prior to the issuance by the Company of any certificates representing Vested Restricted Shares.  If, notwithstanding the escrow requirement described in Section 4 below, certificates representing such Restricted Shares shall have theretofore been delivered to the Grantee, the stock certificate representing such Restricted Shares shall be returned to the Company, complete with any necessary signatures or instruments of transfer, prior to the issuance by the Company of such unlegended certificate representing unrestricted shares of Common Stock.

(c)           Termination of Employment.  If the Grantee incurs a Separation from Service, the Grantee may continue to hold any Restricted Shares that have Vested prior to such Separation from Service subject to the terms of this Agreement and on the following terms and conditions:

(i)            Involuntary Separation from Service  for Cause or Voluntary Separation from Service without Good Reason. If the Grantee incurs an involuntary Separation from Service as the result of a dismissal by the Company for Cause or as the result of the Grantee’s voluntary Separation from Service without Good Reason (as defined below), all Restricted Shares, that have not Vested prior to such Separation from Service shall be immediately forfeited to the Company without payment of any consideration or amount to the Grantee or any other Person in connection with such forfeiture. For purposes of this Agreement, “Good Reason” shall mean (i) to the extent that there is an employment, severance or other agreement governing the relationship between the Grantee and the Company, which agreement contains a definition of “good reason,” Good Reason shall have the meaning as defined therein; and otherwise, (ii) the Grantee’s Separation from Service by the Company on account of any material breach by the Company of any provision of any employment agreement or similar agreement between the Grantee and the Company; provided, that no Good Reason will have occurred unless and until the Grantee has: (a) provided written notice to the Company specifying in reasonable detail the applicable condition (and underlying facts and circumstances) giving rise to the Good Reason no later than 30 days following the occurrence of that condition; (b) provided the Company with a period of 30 days to remedy or cure the condition and so specifying in the notice; and (c) terminated his or her employment for Good Reason within 30 days following the expiration of the period to remedy if the Company fails to remedy the condition.

______________________
1 This form of restricted stock agreement provides for both time-based and performance-based vesting and will be used only for grants to executives having a title of executive vice president and other more senior employees.
2 The time-based vesting schedule will be determined by the Committee; provided that the vesting period will be from one to five years with installments vesting ratably during the applicable vesting period.

(ii)           Involuntary Separation from Service without Cause or Voluntary Separation from Service for Good Reason.  If the Grantee incurs an involuntary Separation from Service as the result of a dismissal without Cause or as the result of the Grantee’s voluntary Separation from Service for Good Reason, then any Restricted Shares that have not Vested prior to such Separation of Service shall be forfeited to the Company without payment of any consideration or amount to the Grantee or any other Person in connection with such forfeiture and the Grantee may continue to hold any Restricted Shares that have Vested prior to termination subject to the terms of this Agreement.  The number of Restricted Shares that have Vested prior to such Separation from Service shall be calculated by adding [     ] years of service to the actual number of years of service completed prior to such Separation from Service.3

(iii)          Death or Disability.  If the Grantee incurs a Separation of Service as the result of the Grantee's death or disability (to the extent that there is an employment, severance or other agreement governing the relationship between the Participant and the Company, as defined in such Agreement, or otherwise as determined by the Committee), then any Restricted Shares that have not Vested prior to such Separation of Service shall be forfeited to the Company without payment of any consideration or amount to the Grantee or any other Person in connection with such forfeiture and the Grantee may continue to hold any Restricted Shares that have Vested prior to termination subject to the terms of this Agreement. The number of Restricted Shares that have Vested prior to such Separation from Service shall be calculated by adding [     ] years of service to the actual number of years of service completed prior to such Separation from Service.4

3.           Transfer of the Unvested Shares upon Forfeiture.  The Grantee hereby authorizes and directs the Secretary of the Company, or such other person designated by the Committee, to take such steps as may be necessary to cause the transfer to the Company of the Unvested Shares that have been forfeited by the Grantee.

4.           Issuance of Shares.   Subject to Section 3 hereof, Restricted Shares shall be evidenced by stock certificates, which certificates shall be registered in the name of the Grantee and shall bear the restrictive legends described in Section 6 hereof.  The stock certificates representing the Restricted Shares shall be endorsed in blank and deposited by Grantee with the Secretary of the Company and shall be held in escrow by the Secretary as escrow holder until the Restricted Shares have Vested.  The Grantee shall also deposit with the Secretary as escrow holder any stock, securities or other property which the Grantee is entitled to receive with respect to the Restricted Shares granted to Grantee by reason of any of the events described in Section 3 (other than cash dividends received), and such stock, securities and other property will be subject to the same restrictions imposed on the Restricted Shares until such Restricted Shares have Vested.

____________________
3 The number of additional years of service credited to the Grantee upon a Separation from Service, which may be zero, will be determined by the Committee on a grant by grant basis.
4 The number of additional years of service credited to the Grantee upon a Separation from Service, which may be zero, will be determined by the Committee on a grant by grant basis.

5.           Rights as a Stockholder.  Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess all incidents of ownership with respect to the Restricted Shares, including the right to receive dividends with respect to such Restricted Shares and to vote such Restricted Shares.  With respect to Restricted Shares that are still subject to the restrictions set forth in Section 8 hereof, property that the Grantee is entitled to receive with respect to such Restricted Shares by reason of an event described in Section 6 herein (other than cash dividends received) shall be subject to the restrictions imposed on such Restricted Shares. Notwithstanding the foregoing, nothing herein or in the Plan shall be deemed to confer on the Grantee any right to continued employment with the Company or limit in any way the right of the Company to terminate such employment at any time.

6.           Adjustment Transactions.  In the event of that any special or extraordinary dividend or other extraordinary distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, an appropriate and proportionate equitable adjustment shall be made in accordance with Section 1.5 of the Plan in the number and kind of Restricted Shares subject to this Agreement.  The Company will make cash payments in lieu of any fractional shares.

7.           Withholding Taxes.  The Company's obligation to issue Restricted Shares and to recognize the Vesting of any such Shares is subject to the Grantee’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements in connection with such issuance or Vesting (the “Withholding Amount”).  If the Grantee fails to timely remit to the Company an amount in cash equal to the Withholding Amount, the Company shall have the right and is hereby authorized to withhold from the Grantee’s Vested Shares or from any compensation or other amount otherwise payable by the Company to the Grantee in an amount up to but not to exceed the Withholding Amount.

8.           Legend; Transfer Restrictions.

(a)           Legend.  The Grantee consents to the placing on the certificate for any Restricted Shares (including shares received as a result of stock dividends, stock splits or other forms of recapitalization) prior to the Vesting of the Restricted Shares relating thereto of the following legend (in addition to any other legend or legends required under the Securities Act of 1933 (the “Act”) and other applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND VESTING REQUIREMENTS (THE “RESTRICTIONS”) AS SET FORTH IN THE 2011 EQUITY INCENTIVE PLAN OF TARGETED MEDICAL PHARMA, INC. AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND TARGETED MEDICAL PHARMA, INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.  ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, ALIENATION, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT.

(b)           Transfer Restrictions.  The Restricted Shares that have Vested may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws. The Grantee agrees (a) that the Company may refuse to cause the transfer of Restricted Shares that have Vested to be registered on the applicable stock transfer records if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (b) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Vested Restricted Shares.

9.           Miscellaneous.

(a)           Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Grantee.

(b)           Any notices or other communications required or permitted under this Agreement (“Notices”) shall be in writing and shall be either personally delivered, sent by express or first class mail (postage prepaid), return receipt requested, or sent by nationally recognized overnight courier service (overnight delivery, charges prepaid), addressed as follows:

If to the Company:	Targeted Medical Pharma, Inc. 2980 Beverly Glen Circle, Suite 301 Los Angeles, CA 90077

If to the Grantee:	To the Grantee’s address as set forth in Company’s payroll records.

Either party may change its address for Notices by written Notice to the other given in accordance with this Section 9(b).  Notices shall be deemed given when delivered personally, three days after deposit in the U.S. mail, or two business days after deposit with a nationally recognized overnight courier service, as applicable.

(c)           The Restricted Stock Award and the rights and obligations of the Company and the Grantee hereunder are subject to the terms and conditions of the Plan. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Plan.  Any Committee interpretation of the provisions of the Plan or this Restricted Stock Agreement shall be final and binding on all parties.

(d)           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(e)           It is intended that this Agreement will comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and guidelines issued thereunder, and the Agreement shall be interpreted on a basis consistent with such intent.  This Agreement may be amended in any respect deemed necessary by the Committee in order to preserve compliance with Section 409A of the Code.

(f)           The Grantee shall keep the terms of this Agreement strictly confidential, other than as may be necessary to enforce his or her rights hereunder or as otherwise required by law.

TARGETED MEDICAL PHARMA, INC.

By:
Name:
Title:

Schedule A

This Schedule A sets forth the provisions with respect to the vesting of the Performance-Based Restricted Shares.

The Performance-Based Option Shares will vest as as illustrated in the following table:

Percentage of Performance-Based Restricted Shares Becoming Vested5	Performance Targets6

35%, based on Company Performance	Performance Target #1
35%, based on Division Performance	Performance Target #2
30%, based on Personal Performance	Performance Target #3

___________________
5 For all employees whose compensation is not subject to section 162(m) of the Code, the Committee may also provide that vesting of a portion of the Performance-Based Restricted Shares will be determined at the discretion of the Committee.
6 Performance Targets will be determined by the Committee on an annual basis, and may be based on the following performance measures: EBITDA, sales growth, expansion of distribution capacity, and certain budget maintenance and administrative measures.

GRANTEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award, acknowledges receipt of a copy of the Company's Equity Incentive Plan and agrees to the terms and conditions of both.

[NAME]

Address: